Exhibit 99.3

Our Plan Will Result In Solid Earnings Growth Both In The Short Term…

Operational EPS growth

05E-06E; Percent

5.0 4.5 3.0 2.0-4.0 2.0 1.0 16.0-20.0 (0.5)

Avoided dual nuclear outage

Productivity improvements

SG&A

O&M

Hedge roll off

Cash deployment1

Delivery market growth

Increased coal generation

Customer churn

05E -06E growth range

1 Includes share buyback, investment, debt pay down